UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 9, 2011

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address, including zip code, of principal executive offices)

(86-755) 8977-0093
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

China BAK Battery, Inc. (the “Company”) is filing this Amendment No. 1 to the current report on Form 8-K dated March 9, 2011 previously filed by the Company (the “Original Form 8-K”) for the sole purpose of updating the disclosure in the Original Form 8-K with respect to the Company’s determination with respect to the frequency with which the Company would hold a non-binding advisory stockholder vote to approve the compensation of the named executive officers, as disclosed in the Company’s proxy statements.

Item 5.07    Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, on March 9, 2011, at the Company’s annual meeting of stockholders pursuant to notice duly given, the Company held a non-binding advisory vote of stockholders on the preferred frequency with which the Company would hold a non-binding advisory stockholder vote to approve the compensation of the named executive officers, as disclosed in the Company’s proxy statements. The results of the voting for this proposal was as follows:

	3 Years	2 Years	1 Year	Abstain
	19,921,064	671,352	4,568,618	147,557
Broker Non-Votes	38,065,226	38,260,351	34,363,085	N/A

After considering the voting results and other factors, the Company has determined that it intends to hold a non-binding advisory vote on executive compensation every three years, until the next required non-binding advisory vote on the frequency of such future non-binding advisory votes.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: July 21, 2011	By:	/s/ Ke Marcus Cui
Ke Marcus Cui
Chief Financial Officer